FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

                        For Quarter Ended March 31, 2002


                               PACIFIC STATE BANK
             (Exact Name of Registrant as Specified in its Charter)


             California                                      68-0125961
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                         Identification No.)

              6 South El Dorado Street, Stockton, California 95202
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, including Area Code (209) 943-7400

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports,) and (2) has been subject to such filing requirements for the past 90 days.

              Yes [X]                                 No [ ]

   Indicate the number of shares outstanding of each of the registrant classes of common stock, as of the latest practicable date:

        Title of Class                  Shares outstanding as of March 31, 2002

         Common Stock
         No Par Value                                  806,437


ITEM 1. FINANCIAL STATEMENTS

                               PACIFIC STATE BANK
                                 Balance Sheets

                                                                                         March 31,      December 31,
Assets                                                                                     2002             2001
------                                                                                 (Unaudited)
                                                                                      -------------    -------------
Cash and due from banks                                                               $  13,004,531    $   5,439,720
Federal funds sold                                                                               --        1,386,000
Investment securities (market value of $21,060,931 in 2002 and
$10,789,400 in 2001)                                                                     21,047,609       10,788,600
Loans, less allowance for loan losses of $1,237,645 in 2002 and
$1,171,608 in 2001                                                                      102,198,023       97,108,704
Other real estate                                                                           171,648          181,648
Bank premises and equipment, net                                                          4,732,830        4,620,147
Accrued interest receivable and other assets                                              3,423,581        1,721,977
                                                                                      -------------    -------------
              Total assets                                                            $ 144,578,222    $ 121,246,796
                                                                                      =============    =============
Liabilities and Shareholders' Equity
------------------------------------

Deposits:
    Non-interest bearing                                                              $  26,067,171    $  21,205,315
    Interest bearing                                                                    107,722,041       89,898,323
                                                                                      -------------    -------------
              Total deposits                                                            133,789,212      111,103,638
Accrued interest payable and other liabilities                                              662,353          765,219
                                                                                      -------------    -------------
              Total liabilities                                                         134,451,565      111,868,857

Shareholders' equity
    Preferred stock - no par value; 2,000,000 shares authorized;
     none issued and outstanding                                                                 --               --
    Common stock - no par value; 12,000,000 shares authorized; shares issued and
    outstanding 806,437 in 2002 and 759,694 in 2001                                       6,745,729        6,192,188
Retained earnings                                                                         3,441,690        3,241,458
Accumulated other comprehensive (loss)                                                      (60,762)         (55,707)
                                                                                      -------------    -------------
              Total shareholders' equity                                                 10,126,657        9,377,939
                                                                                      -------------    -------------
              Total liabilities and shareholders' equity                              $ 144,578,222    $ 121,246,796
                                                                                      =============    =============

See notes to unaudited financial statements

PACIFIC STATE BANK

                              Statements of Income
                                   (Unaudited)

                                                                            For the Three Months Ended
                                                                                     March 31,
                                                                                2002           2001
                                                                            ------------   ------------
Interest income:
    Interest and fees on loans                                              $  1,845,408   $  2,090,275
    Interest on Federal funds sold                                                14,730         79,850
    Interest on investment securities
            Taxable                                                               91,287        216,881
            Exempt from Federal income taxes                                      71,964         53,203
                                                                            ------------   ------------
                    Total interest income                                      2,023,389      2,440,209
Interest expense:
    Interest on deposits                                                         707,741      1,086,115
    Interest on short-term borrowings                                                338             --
                                                                            ------------   ------------
                    Total interest expense                                       708,079      1,086,115
                                                                            ------------   ------------
                    Net interest income                                        1,315,310      1,354,094
Provision for loan losses                                                         76,500        100,000
                                                                            ------------   ------------
                    Net interest income after provision for loan losses        1,238,810      1,254,094
                                                                            ------------   ------------
Non-interest income:
   Service charges                                                               106,606         86,306
   Other fee income                                                              145,076         69,046
   Rental income from other real estate                                            2,250          2,250
   Gain from sale of loans                                                       143,072         69,853
                                                                            ------------   ------------
                    Total non-interest income                                    397,004        227,455
Other expenses:
   Salaries and employee benefits                                                585,808        607,754
   Occupancy                                                                     131,938        124,154
   Furniture and equipment                                                       144,578        128,370
   Professional fees                                                              95,412         49,666
   Postage, stationary and supplies                                               40,708         35,494
   Other                                                                         333,138        266,121
                                                                            ------------   ------------
                    Total other expenses                                       1,331,582      1,211,559
                                                                            ------------   ------------
                    Income before income taxes                                   304,232        269,990
Income tax expense                                                               104,000         95,000
                                                                            ------------   ------------
                    Net income                                              $    200,232   $    174,990
                                                                            ============   ============
Basic earnings per share                                                    $       0.26   $       0.24
                                                                            ============   ============
Diluted earnings per share                                                  $       0.25   $       0.23
                                                                            ============   ============
Weighted average common shares outstanding                                       771,696        731,413
Weighted average common and common equivalent shares outstanding                 814,262        766,700

See notes to unaudited financial statements


PACIFIC STATE BANK

                             Statement of Cash Flows
                                   (Unaudited)
                                                                              For the Three Months Ended
                                                                                      March 31,
                                                                                  2002            2001
                                                                             ------------    ------------
Cash flows from operating activities:
       Net income                                                            $    200,232    $    174,991
       Adjustments to reconcile net income to net cash provided
               by operating activities:
               Provision for loan losses                                           76,500         100,000
               Deferred loan origination fees and costs, net                      (16,797)        (26,687)
               Depreciation and amortization                                      (43,874)        115,026
               Net decrease in loans held for sale                                     --              --
               Net gain on sale of available-for-sale investment
                 securities                                                            --              --
               Increase in accrued interest receivable and other assets          (589,320)       (106,244)
               Decrease in accrued interest payable and
                 other liabilities                                               (125,623)       (285,517)
                                                                             ------------    ------------
                       Net cash used in by operating activities                  (498,882)        (28,431)
                                                                             ------------    ------------
Cash flows from investing activities:
Proceeds from matured and called available-for-sale
investment securities                                                           1,865,000       1,000,000
       Purchase of available-for-sale investment securities                   (12,000,000)             --
       Proceeds from principal repayments from available-for-sale
               mortgage-backed securities                                          30,708         171,658
       Proceeds from principal repayments from held-to-maturity
               mortgage-backed securities                                          14,250          11,305
       Net decrease (increase) in loans                                         2,853,272      (4,364,223)
       Proceeds from sale of other real estate                                         --          95,833
       Purchases of bank premises and equipment                                  (228,278)       (184,626)
       Net liabilities assumed in the acquisition of CB&T branch               13,805,923              --
                                                                             ------------    ------------
               Net cash provided by (used in) investing activities              6,340,875      (3,270,053)
                                                                             ------------    ------------
Cash flows from financing activities:
       Net increase in demand, interest-bearing savings deposits                5,296,557       2,534,841

       Net increase (decrease) in time deposits                                (5,032,280)      3,724,417
       Proceeds from stock options exercised                                       72,541           3,200
                                                                             ------------    ------------
       Net cash provided by financing activities                                  336,818       6,262,458
                                                                             ------------    ------------
       Increase in cash and cash equivalents                                    6,178,811       2,963,974
Cash and cash equivalents at beginning of year                                  6,825,720       8,782,898
                                                                             ------------    ------------
Cash and cash equivalents at end of period                                   $ 13,004,531    $ 11,746,872
                                                                             ============    ============

See notes to unaudited financial statements

PACIFIC STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

1.       FINANCIAL STATEMENTS

In the opinion of management, the financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the Bank's financial position at March 31, 2002 and December 31, 2001, and the results of its operations and its cash flows for the three month periods ended March 31, 2002 and 2001.

Certain information and footnote disclosures normally presented in financial statements prepared in accordance with generally accepted accounting principles have been omitted. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Bank's 2001 Annual Report to Shareholders. The results of operations for the three-month period ended March 31, 2002 may not necessarily be indicative of the operating results for the full year.

In preparing such financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for credit losses and the carrying value of other real estate.

2.       COMPREHENSIVE INCOME

Other comprehensive income, net of taxes, was comprised of the unrealized gain
(loss) in available-for-sale investment securities for the three-month periods ended March 31, 2002 and 2001 and totaled $(5,055) and $128,163, respectively. Total comprehensive income, net of taxes, was $195,177 and $303,153 for the three-month periods ended March 31, 2002 and 2001.

3.       BRANCH ACQUISITION

On March 15, 2002, the Bank completed its purchase of certain assets and the assumption of deposit liabilities of the Stockton branch of California Bank & Trust. The following tables summarize the initial accounting entries recorded by the Bank:

               Purchase price:
                  Estimated at:                                   $1,082,194
                  Allocated between:
                                           Stock                     481,000
                                           Cash                      601,194
                                                                  ----------
                                                                  $1,084,194
                                                                  ==========

Allocation of fair value of liabilities assumed and assets acquired:

Cash received                              $ 13,805,923
Loans                                         8,002,294
Other assets                                     34,642
CDI                                             560,532
Goodwill                                        521,662
Deposits other than CDs                                       $ 12,645,067
CDs                                                              9,776,230
Other liabilities                                                   22,756
Equity                                                             481,000
                                                              ------------
                                           $ 22,925,053       $ 22,925,053

ITEM 2. MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview
--------

Pacific State Bank, (the "Bank"), is a California state chartered bank. The Bank operates seven branches in California, including two branches in Stockton, and branches in Modesto, Groveland, Arnold, Angels Camp, and Tracy. The Bank's primary source of revenue is providing loans to customers who are predominately small to middle-market businesses and middle-income individuals.

Earnings Summary
----------------

Pacific State Bank reported net income for the first quarter of 2002 of $200,232 or $0.26 basic earnings per common share or $0.25 diluted earnings per common equivalent share, compared to net income of $174,990 or $0.24 basic earnings per common and $0.23 diluted earnings per common equivalent share, reported for the same period in 2001. Return on average assets annualized for the first quarters of 2002and 2001 were .64% and .61%, respectively. Return on average assets increased for the first quarter ended March 31, 2002 from the same period in 2001 due to a 9% increase in average assets and a 14% increase in net earnings. Return on average common equity annualized was 8.67% for the first quarter of 2001, compared with 8.76% for the first quarter of 2001.

Interest income for the quarter ended March 31, 2002 was $2.0 million compared to $2.4 million for the same period in 2001, a decrease of 17%. The decrease was due to a decrease of 325 basis points in the prime rate during the period between April 1, 2001 and March 31, 2002. Interest expense decreased by 35% for the quarter ended March 31, 2002 compared to March 31, 2001. Net interest income decreased 3% for the quarter ended March 31, 2002 compared to March 31, 2001.

Non-interest income increased from $227,000 for the quarter ended March 31, 2001 to $397,000 for the quarter ended March 31, 2002. The increase was primarily due to a increase of $76,000 from other fee income which includes mortgage broker fees and $73,000 from gain on sale of loans from quarter end 2001 and 2002.

Non-interest expense increased from $1.2 million in 2000 to $1.3 million in 2002 or 10%. Salaries and benefits decreased from $608,000 for the first quarter in 2001 to $586,000 in the first quarter 2002. Occupancy and equipment increased slightly by $24,000 from first quarter end 2001 to first quarter end 2002. The 8% increase in non-interest expense is reflective of normal operations from a 21% increase in total assets from the first quarter end 2001 to first quarter end 2002.

Balance Sheet Analysis
----------------------

Total assets increased by 20% from December 31, 2001 to March 31, 2002. The increase in total assets was a result of an increase in deposits from $111.1 million to $133.8 million. Net loans during this period increased from $97.1 million to $102.2 million. On March 15, 2002 the Bank consummated the acquisition of deposits and purchase of loans from the Stockton Office of California Bank & Trust, ("CB&T"). Loans purchased from CB&T were $8.1 million and the Bank assumed $22.4 million in deposits.

Non-performing assets (including nonaccrual loans, loans 90 day past due and other real estate owned) totaled $626,000 at March 31, 2002, compared to $767,000 on December 31, 2001 and $916,000 on March 31, 2001. The ratio of non-performing assets to total loans was .61% at March 31, 2001, .78% at December 31, 2000 and 1.04% at March 31, 2000.

The allowance for loan losses was $1,238,000 at March 31, 2002, compared to $1,172,000 at December 31, 2001 and $1,052,000 at March 31, 2001. The provision for loan losses was $76,500 for the first quarter of 2002 versus $100,000 for the same period in 2001. Net charge-offs were $10,000 for the first three months of 2002, compared to $49,000 for the first three months of 2001. The ratio of the allowance for loan losses to non-performing assets was 197.7% at March 31, 2002, compared to 219.9% at December 31, 2001 and 114.9% at March 31, 2001.

Income Taxes
------------

The Bank accrued $104,000 in income taxes for the period ending March 31, 2002 compared to $95,000 for the same period in 2001, an increase of 9.5%.

Liquidity
---------

Liquidity represents the Bank's ability to meet the requirements of customer's borrowing needs as well as fluctuations in core deposits, which include demand, savings and interest bearing demand accounts, money market accounts and time deposits. Total deposits averaged $116.9 million during the first quarter of 2002 compared to $108.0 million in 2001. Principal sources of liquidity are cash and due from banks, Federal funds sold and investment securities. At quarter end March 31, 2001 these items represented $34.1 million or 25.5% of total deposits compared to $27.6 million or 25.6% at March 31, 2001. Other sources of liquidity are maturing loans, a borrowing line from the Federal Reserve Discount Window and Federal funds borrowing lines from correspondent banks. It is the opinion of management that these sources of liquidity are sufficient to meet the needs of the Bank at present levels.

Shareholders' equity increased $749,000 to $10.1 million, or 7.0% of assets, at March 31, 2002 from $9.4 million or 7.8% of assets at December 31, 2001. The increase in shareholders' equity was due to the net income increase of $200,000 to retained earnings and increase in capital of $554,000. At the closing of the CB&T transaction, per the agreement, CB&T applied $481,000 of the purchase price towards the purchase of 37,000 shares of Pacific State Bank. The remaining $73,000 of capital contribution was from the exercise of stock options.

INVESTMENT SECURITIES

Available-for-sale                                           March 31, 2002
-----------------------------------------------------------------------------------------------
                                                          Gross        Gross        Estimated
                                          Amortized     Unrealized    Unrealized      Market
                                             Cost         Gains        Losses         Value
                                         ------------  ------------  ------------  ------------
U.S. Government agencies                 $  3,611,756  $     26,671  $     (2,352) $  3,636,075
U.S. Treasury notes                        12,215,648        11,582            --    12,227,230
Obligations of states and political
      subdivisions                          3,981,640        67,314      (210,654)    3,838,300
Mortgage-backed securities                    558,345        16,729           (18)      575,056
Corporate Bonds                               251,449            --        (3,479)      247,970
Federal Reserve Bank Stock                    177,600            --            --       177,600
Farmer Mac Home Administration Stock            3,100            --            --         3,100
                    Total                $ 20,799,538  $    122,296  $   (216,503) $ 20,705,331
                                         ============  ============  ============  ============
-----------------------------------------------------------------------------------------------

Held-to-Maturity:
-----------------
                                                             March 31, 2002
-----------------------------------------------------------------------------------------------
                                                          Gross        Gross        Estimated
                                          Amortized     Unrealized    Unrealized      Market
                                             Cost         Gains        Losses         Value
                                         ------------  ------------  ------------  ------------
Mortgage-backed securities               $    342,278  $      1,514  $     (6,601) $    337,191
                                         ============  ============  ============  ============
-----------------------------------------------------------------------------------------------

LOANS

Outstanding loans are summarized below:
-----------------------------------------------------------------------------------------------
                                                                   March 31,       December 31,
                                                                     2002             2001
                                                                -------------     -------------
Commercial & Agricultural                                       $  33,969,943     $  34,078,540
Real estate                                                        42,290,824        36,830,356
Real estate-construction                                           21,888,599        23,561,128
Installment                                                         4,952,313         3,493,095
                                                                -------------     -------------
          Total loans                                             103,101,679        97,963,119
                                                                -------------     -------------
Deferred loan fees                                                    333,989           317,193
Allowance for loan losses                                          (1,237,645)       (1,171,608)
                                                                -------------     -------------
          Total net loans                                       $ 102,198,023     $  97,108,704
                                                                =============     =============
-----------------------------------------------------------------------------------------------

Changes in the allowance for loan losses were as follows:
                                                                       Three Months Ended
                                                                   March 31,         March 31,
-----------------------------------------------------------------------------------------------
                                                                     2002              2001
                                                                -------------     -------------
Balance, beginning of the period                                $   1,171,608     $   1,000,999
Provision charged to operations                                        76,500           100,000
Losses charged to allowance                                           (10,463)          (52,193)
Recoveries                                                                 --             3,035
                                                                -------------     -------------
Balance, end of the period                                      $   1,237,645     $   1,051,841
                                                                =============     =============
-----------------------------------------------------------------------------------------------

The following table summarizes non-performing assets of the Bank for the periods indicated:

                                                   March 31,    December 31,
                                                     2002           2001
                                                 ------------   ------------
Non-performing Assets:
Non-accrual loans                                $    411,000   $    585,000
Accruing loans past due 90 days or more                43,000             --
                                                 ------------   ------------
Total non-performing loans                            454,000        585,000
Other real estate owned                               172,000        182,000
                                                 ------------   ------------
Total non-performing assets                      $    626,000   $    767,000
                                                 ============   ============
Non-performing assets as a percentage of:

Total loans                                               .61%           .78%
Total assets                                              .43%           .63%


DEPOSITS

Deposits consisted of the following:

                                                   March 31,    December 31,
                                                     2002           2001
                                                 ------------   ------------
Non-interest bearing                             $ 26,067,171   $ 21,205,315
Savings                                             6,245,457      3,980,262
Money markets                                      36,074,580     26,763,115
NOW Accounts                                       12,748,612     11,245,505
Time, $100,000 or more                             23,881,211     23,576,075
Other time                                         28,772,181     24,333,366
                                                 ------------   ------------
                                                 $133,789,212   $111,103,638
                                                 ============   ============

Regulatory Capital
------------------

The Bank's Tier I and Total Risk-based capital ratios were 9.12% and 10.37% at March 31, 2002, respectively, compared with 9.10% and 10.20% at December 31, 2001. The Leverage ratio was 7.16% at March 31, 2002 compared to 7.80% at December 31, 2001. The Bank exceeded the minimum standards to be categorized as well-capitalized for Total Risk-based capital, Tier I risk-based and Tier I leverage ratios, 10.00%, 6.00% and 5.00%, respectively.


The Bank's actual amounts and ratios as of March 31, 2002 and December 31, 2001
-------------------------------------------------------------------------------
are as follows:
---------------

                                                                        To Be Well Capitalized
                                                        For Capital     Under Prompt Corrective
                                      Actual         Adequacy Purposes     Action Provisions
----------------------------- ------------------- --------------------- -----------------------
                                Amount    Ratio       Amount     Ratio      Amount      Ratio
----------------------------- ---------- -------- ------------- ------- ------------- --------
As of March 31, 2002
----------------------------- ---------- -------- ------------- ------- ------------- --------
Total capital (to risk
    weighted assets)          10,255,000   10.37%     7,915,000   8.00%     9,893,000   10.00%
----------------------------- ---------- -------- ------------- ------- ------------- --------
Tier I capital (to risk
    weighted assets)           9,018,000    9.12%     3,957,000   4.00%     5,936,000    6.00%
----------------------------- ---------- -------- ------------- ------- ------------- --------
Leverage ratio*                9,018,000    7.16%     5,039,000   4.00%     6,298,000    5.00%
----------------------------- ---------- -------- ------------- ------- ------------- --------


                                                                        To Be Well Capitalized
                                                        For Capital     Under Prompt Corrective
                                      Actual         Adequacy Purposes     Action Provisions
---------------------------- -------------------- --------------------- -----------------------
                                Amount    Ratio       Amount     Ratio      Amount      Ratio
---------------------------- ----------  -------- ------------- ------- ------------- --------
As of December 31, 2001
---------------------------- ----------- -------- ------------- ------- ------------- --------
Total capital (to risk
    weighted assets)         $10,535,000   10.20% $   8,245,000   8.00% $  10,535,000   10.00%
---------------------------- ----------- -------- ------------- ------- ------------- --------
Tier I capital (to risk
    weighted assets)         $ 9,363,000    9.10% $   4,122,000   4.00% $   6,184,000    6.00%
---------------------------- ----------- -------- ------------- ------- ------------- --------
Leverage ratio*              $ 9,363,000    7.80% $   4,779,000   4.00% $   5,974,000    5.00%
---------------------------- ----------- -------- ------------- ------- ------------- --------

*The leverage ratio consists of Tier I capital divided by quarterly average assets. The minimum leverage ratio is 3 percent for banking organizations that do not anticipate significant growth and that have well-diversified risk, excellent asset quality and in general, are considered top-rated banks.

                           Part II - Other Information

Item 1.        Legal Proceedings

There are no material proceedings to which the Bank is a party of which any of their property is subject.

Item 2.        Changes in Securities and Use of Proceeds - None

Item 3.        Defaults of Matters to a Vote of Security Holders - None

Item 4.        Submission of Maters to a Vote of Security Holders - None

Item 5.        Other Information - None

Item 6.        Exhibits and Reports on Form 8-K - None


SIGNATURES

Pursuant to the requirements of Securities and Exchange Act of 1934, the Bank duly caused this report to be signed by the undersigned thereunto duly authorized.


                                       BY: /s/ STEVEN A. ROSSO
                                           -------------------------------------
Date:   April 29, 2002                     Steven A. Rosso
                                           President and Chief Executive Officer


Date:   April 29, 2002                 BY: /s/ CARMELA D. JOHNSON
                                           -------------------------------------
                                           Carmela D. Johnson
                                           Executive Vice President, Chief
                                           Operating Officer and Chief
                                           Financial Officer